Exhibit 10.3

                                                                February 4, 1997


ML Bancorp, Inc.
Two Aldwyn Center
Villanova, PA 19085

Gentlemen:

     The undersigned understands that ML Bancorp, Inc. ("Bancorp") is about to enter into an Agreement and Plan of Merger (the "Merger Agreement", as amended -- see amendments attached hereto) with Penncore Financial Services Corporation ("Penncore"). The Merger Agreement provides for the merger of Penncore into Bancorp (the "Merger") and the conversion of outstanding shares of Penncore Common Stock into Bancorp Common Stock and cash in accordance with the formula therein set forth.

     In order to induce Bancorp to enter into the Merger Agreement, and intending to be legally bound hereby, the undersigned represents, warrants and agrees that at the Penncore Shareholders' meeting contemplated by Section 4.3 of the Agreement and Plan of Merger and any adjournment thereof the undersigned wi11, in person or by proxy, vote or cause to be voted in favor of the Merger Agreement and the Merger the shares of Penncore Common Stock beneficially owned by the undersigned individually or, to the extent of the undersigned's proportionate voting interest, jointly with other persons, as wel1 as (to the extent of the undersigned's proportionate voting interest) any other shares of Penncore Common Stock over which the undersigned may hereafter acquire beneficia1 ownership in such capacities (collectively, the "Shares"). Subject to the final paragraph of this agreement, the undersigned further agrees that it will use its best efforts to cause any other shares of Penncore Common Stock over which it has or shares voting power to be voted in favor of the Merger Agreement and the Merger.

     The undersigned further represents, warrants and agrees that until the earlier of (i) the consummation of the Merger or (ii) the termination of the Merger Agreement in accordance with its terms, the undersigned will not, directly or indirectly:

     (a) vote any of the Shares, or cause or permit any of the Shares to be voted, in favor of any other merger, consolidation, plan of liquidation, sale of assets, reclassification or other transaction involving Penncore or its subsidiary Commonwealth State Bank ("Commonwealth") which would have the effect of any person other than Bancorp or an affiliate acquiring control over Penncore, Commonwealth or any substantial



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portion of the assets of  Penncore or  Commonwealth  (as used  herein,  the term
"control" means (1) the ability to direct the voting of 10% or more of the outstanding voting securities of a person having ordinary voting power in the election of directors or in the election of any other body having similar functions or (2) the ability to direct the management and policies of a person, whether through ownership of securities, through any contract, arrangement or understanding or otherwise); or

     (b) sell or otherwise transfer any of the Shares, or cause or permit any of the Shares to be sold or otherwise transferred (i) pursuant to any tender offer, exchange offer or similar proposal made by any person other than Bancorp or an affiliate, (ii) to any person seeking to obtain control of Penncore, Commonwealth or any substantial portion of the assets of Penncore or Commonwealth or to any other person (other than Bancorp or an affiliate) under circumstances where such sale or transfer may reasonably be expected to assist a person seeking to obtain such control or (iii) for the principal purpose of avoiding the obligations of the undersigned under this agreement.

     (c) It is understood and agreed that this agreement relates solely to the capacity of the undersigned as a shareholder or other beneficial owner of the Shares and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as a director or officer of Penncore or Commonwealth. It is further understood and agreed that the term "Shares" shall not include any securities beneficially owned by the undersigned as a trustee or fiduciary, and that this agreement is not in any way intended to affect the exercise by the undersigned of the undersigned's fiduciary responsibility in respect of any such securities.

                                        Very truly yours,


                                        NATIONAL PENN INVESTMENT CO. INC.

                                        /s/
                                        ----------------------------------------

Accepted and Agreed to:
ML BANCORP, INC.

By: _______________________________

Title: ____________________________




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

manner and basis of carrying it into effect, which shall be as follows:

                                   ARTICLE I
                                  THE MERGERS

     1.1 The Merger. Subject to the terms and conditions of this Agreement, on the Effective Date (as defined in Article VII), Penncore shall merge with and into Bancorp (the "Merger") with Bancorp being the surviving entity, in accordance with the provisions of, and with the effect provided in, the Pennsylvania Business Corporation Law (the "PBCL"). At the Effective Time (as defined in Article VII), the articles of incorporation and the bylaws of the corporation surviving the merger shall be the articles of incorporation and the bylaws of Bancorp in effect immediately prior to the Effective Time. At the Effective Time, the directors and officers of the surviving corporation shall be the directors and officers of Bancorp; provided, that at the Effective Time Bancorp shall cause Owen O. Freeman, Jr. to become a member of the Board of Directors of Bancorp and Main Line.

     1.2  Consideration; Effect on Outstanding Shares.

          (a) On the Effective Time, by virtue of the Merger and without any further action on the part of Bancorp or Penncore, each share of Penncore Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Penncore Common Stock to be cancelled pursuant to Section 1.2(k)) shall be converted, as the case may be, into:

                    (i) the right to receive $36.56 cash without interest (the "Per Share Cash Amount");

                    (ii) the right to receive 2.50 shares of Bancorp Common Stock (the "Exchange Ratio"); or

                    (iii) the right to receive a combination of cash and shares of Bancorp Common Stock determined in accordance with this Section 1.2;

provided, however, that no such conversion shall be made in respect of any share of Penncore Common Stock the holder of which, pursuant to the PBCL, is entitled to receive payment of the fair value of such share, and such holder shall have only the rights provided in the PBCL (such shares of Penncore Common Stock in respect of which the holders thereof have perfected their rights under the PBCL being hereinafter referred to as "Dissenting Shares").

          If the Average Price (as defined in Section 8.1(h) hereof) of Bancorp Common Stock exceeds $16.75, the Exchange Ratio shall be decreased from 2.5 to a number equal to $41.875 divided by the Average Price (calculated to the nearest 1/1000); provided, however, that there shall be no such adjustment in the Exchange Ratio if prior to the Averaging Period (as defined in Section 8.1(h) hereof) there has been any public announcement of the proposed acquisition or sale of all or Bancorp's Common Stock or substantially all of Bancorp's assets.

          (b) The number of shares of Penncore Common Stock to be converted into the right to receive Bancorp Common Stock in the


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


          (h) By Penncore, if Penncore's Board of Directors so determines in the event that the Average Price (as hereinafter defined) of Bancorp's Common Stock is less than $12.50, unless the Bancorp Exchange Ratio Option (as hereinafter described) is exercised by Bancorp. The Average Price equals the average of the last reported sale prices of Bancorp's Common Stock (as reported by NASDAQ) for the 10 trading days ending on the 11th day before the Effective Date (the "Averaging Period"). Bancorp shall have the option (the "Bancorp Exchange Ratio Option") to increase the Exchange Ratio to a number equal to $31.25 divided by the Average Price (calculated to the nearest 1/1000). If Penncore elects to terminate pursuant to this Section 8.1(h), it shall give written notice to Bancorp prior to the fifth business day before the Effective Date, and Bancorp shall thereupon have five business days from receipt of such notice in which to exercise the Bancorp Exchange Ratio Option, such exercise to be by written notice to Penncore. Upon exercise of the Bancorp Exchange Ratio Option, this Agreement shall remain in full force and effect and Penncore's notice of termination under this Section 8.1(h) shall be null and void.

     8.2 Approval by Board of Directors. Any termination of this Agreement as provided in Sections 8.1(a) through 8.1(h) must be approved by the Board of Directors of the party seeking termination.

     8.3 Effect of Termination. In the event of termination of this Agreement as provided in Sections 8.1 through 8.9, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of Bancorp or Penncore or their respective officers or directors, except that nothing herein shall relieve any party hereto from any liability for willful breach of this Agreement, and except for (a) the agreements and representations of the parties contained in this Section 8.3 and Sections 9.3, 9.4, 9.7 and 9.9; (b) the obligations of confidentiality contained in Section 9.6; and (c) the obligations of the parties and liabilities contained in Section 9.5, all of which agreements, representations, obligations and liabilities shall survive any such termination.


                                   ARTICLE IX
                                 OTHER MATTERS

     9.1 Survival. If the Effective Time occurs, the agreements of the parties contained in Sections 1.1, 9.4, 9.5, 9.11, 9.12, 9.13 and 9.14 shall survive the Effective Time; all other representations, warranties, agreements and covenants contained in this Agreement shall not survive the Effective Time.

     9.2 Waiver; Amendment. Prior to the Effective Date, any provision of this Agreement may be (I) waived by the party benefitted by the provision, or (ii) amended or modified at any time (including the structure of the transaction), by an agreement


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